EXHIBIT 10.51 TO CURRENT REPORT ON FORM 8-K DATED AS OF JUNE 30, 2003
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                            ADMINISTRATION AGREEMENT

     This Administration Agreement is entered into this 30th day of June, 2003, by and among Health Net of Arizona, Inc. ("HNT-AZ"), an Arizona corporation, Health Net Life Insurance Company, a California domiciled life and disability insurance company ("HNL") and SafeHealth Life Insurance Company, a California domiciled life and disability insurance company ("SafeHealth").

     WHEREAS, HNT-AZ is a duly licensed health care services organization organized pursuant to Arizona Revised Statutes Sec. 20-1051 et seq. HNT-AZ issues benefit agreements to individuals, employer groups and other entities. The benefit agreements include medical health maintenance organization agreements and vision health maintenance organization agreements.

     WHEREAS, HNL is duly licensed in Arizona to provide vision PPO and vision indemnity insurance benefits to Arizona residents;

     WHEREAS, SafeHealth represents and warrants that it is duly licensed and qualified to provide the administrative services specified in this Agreement.

     WHEREAS, pursuant to a Purchase and Sale Agreement by and between Health Net, Inc. and SafeGuard Health Enterprises, Inc. dated June 30, 2003 ("Purchase and Sale Agreement"), SafeGuard Health Enterprises, Inc. agreed, among other things, to provide for the transition of the vision health maintenance organization business provided by HNT-AZ, and the vision PPO and vision indemnity insurance business provided in Arizona by HNL through December 31, 2004.

     WHEREAS, HNT-AZ, HNL and SafeHealth intend by entering into this Agreement that SafeHealth shall provide administrative and other services specified in this Agreement on behalf of HNT-AZ and HNL in connection with the Benefit Agreements described in Appendix B to this Agreement ("Benefit Agreements").

                                     ARTICLE
                                     -------
                               CERTAIN DEFINITIONS
                               -------------------

     Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given such terms in the Purchase and Sale Agreement.

                                     ARTICLE
                                     -------
                             RELATIONSHIP OF PARTIES
                             -----------------------

     Section 2.1     Relationship of Parties.  The parties to this Agreement are
                     -----------------------
and shall remain independent contractors. Neither party is the employee or agent of the other party, except as set forth herein, and neither party has an express or implied right to bind the other party. The parties do not intend to form a joint venture, partnership, or to be governed by Law relating to any relationship other than that of independent contractors. HNT-AZ and HNL agents, officers, and employees shall not be considered or construed to be the employees of SafeHealth for any purpose, and SafeHealth's agents, officers and employees shall not be considered or construed to be the employees of HNT-AZ or HNL for any purpose.

     Section  2.2     Receipt  of Premium.  Payment to SafeHealth of premiums or
                      -------------------
charges with respect to the Benefit Agreements by or on behalf of the HNT-AZ or HNL insureds or subscribers shall be considered receipt by HNT-AZ or HNL as appropriate. The payment of return premiums or claims by HNT-AZ and HNL to SafeHealth is not considered payment to the insured, or claimant until the payment is received by the insured or claimant. Nothing in this Section 2.02 shall limit the rights of either HNT-AZ or HNL against SafeHealth resulting from SafeHealth's failure to make payments to HNT-AZ or HNL or any of their insureds, Subscribers or claimants.

     Section  2.3     Notice of Changes.  SafeHealth shall inform HNT-AZ and HNL
                      -----------------
in  writing:

     (a) within thirty (30) calendar days of any changes in its computer systems, including hardware or software, that could materially affect the ability of SafeHealth to perform its obligations under this Agreement;

     (b) within ten (10) calendar days of a change of 25% or more in the direct or indirect ownership of SafeHealth, and of any changes in the licensing of SafeHealth material to the services rendered by SafeHealth under this Agreement; and

     (c) within ten (10) calendar days of changes in governmental approvals, the filing with a Governmental Authority of a complaint against SafeHealth, or the filing of a lawsuit against SafeHealth if the governmental approval, complaint or lawsuit is either (i) directly related to the services rendered by SafeHealth under this Agreement or to HNT-AZ or HNL Benefit Agreements, or (ii) the amount involved is in excess of $1,000,000.

     Section  2.4     Limitation  of  Authority.  The authority of SafeHealth is
                      -------------------------
limited to the performance of the Administrative Services specified in this Agreement. SafeHealth has no authority to modify, waive, add to or delete any provision of the Benefit Agreements. SafeHealth shall not represent to a third party that it has authority that is not provided in this Agreement. HNT-AZ and HNL shall at all times exercise ultimate control over their respective assets and operations and the ultimate authority regarding coverage or the interpretation of any Benefit Agreement shall remain at all times with HNT-AZ and HNL. Notwithstanding anything to the contrary in this Agreement, HNT-AZ and HNL shall (a) retain custody of, responsibility for, and control of all investments; (b) own, have custody of, and keep their general corporate accounts, books, and records; (c) own all of the accounts, books, and records of their business; (d) have an ultimate veto right on underwriting; (e) have the ultimate right to cancel any risk; (f) have ultimate responsibility for and at least general control of claims adjustments and claim payments; (g) retain the right to cancel this Agreement and discharge SafeHealth in the event SafeHealth fails to perform satisfactorily according to the terms of this Agreement.

     Section  2.5     Representations  Regarding Coverage.  SafeHealth shall not
                      -----------------------------------
make any representations to applicants for coverage under the Benefit Agreements or to insureds,

Subscribers or claimants, regarding the existence or extent of coverage which are inconsistent with the terms and conditions of coverages available from HNT-AZ or HNL under the applicable Benefit Agreement. SafeHealth shall make known to any applicant, insured or Subscriber the full scope and effect of all exclusions and limitations under the applicable Benefit Agreement.

     Section  2.6     Branding.  None of the parties shall make use of any other
                      --------
party's trade marks, service marks, trade names or logos, including domain names, electronic or written content or other materials, descriptions or representations of any kind that mentions another party or its Affiliates, or refers to any products or services of the other party (collectively referred to as "Branding") without obtaining the prior written consent of such other party. The parties shall use commercially reasonable efforts to provide the other parties with such consent to utilize their respective Branding where reasonably necessary for the other parties to perform their duties and exercise their rights under this Agreement and any such consent granted to utilize a party's Branding shall constitute a non-exclusive, revocable license that is limited to use of the Branding of the party in Arizona consistent with this Agreement.

                                     ARTICLE
                                     -------
                             ADMINISTRATIVE SERVICES
                             -----------------------

     Section  3.1     Services  of  SafeHealth.  SafeHealth shall provide HNT-AZ
                      ------------------------
and HNL the administrative services described in Appendix A (the "Administrative Services") and such other services and responsibilities as may be expressly agreed upon in writing by the parties.

     Section  3.2     Facilities,  Equipment  and  Personnel.  SafeHealth  shall
                      --------------------------------------
maintain all facilities, equipment and trained personnel necessary to perform the Administrative Services under this Agreement.

     Section 3.3     Performance Standard.  The Administrative Services provided
                     --------------------
to HNT-AZ and HNL by SafeHealth pursuant to this Agreement shall at all times be consistent with the performance standards set forth in Schedule 3.03 and all
                                                           -------------
applicable laws, regulations, and regulatory actions and pronouncements. In the event SafeHealth fails to perform the Administrative Services in a manner consistent with the performance standards set forth in Schedule 3.03, the
                                                              -------------
Service Fee payable to SafeHealth shall be reduced by the amounts and in the manner set forth in Schedule 3.03.
                        --------------

     Section  3.4     Performance  by  Affiliates.  The parties hereto recognize
                      ---------------------------
and acknowledge that the Administrative Services to be performed by SafeHealth may, by their nature, require specific legal authority to perform or will be more effectively provided by Affiliates of SafeHealth. In connection with the provisions of such Administrative Services, SafeHealth's Affiliates shall be subject to the terms and conditions of this Agreement as if such Affiliates were themselves parties hereto.

     Section  3.5     Notice  Regarding Relationship.  To the extent required by
                      ------------------------------
applicable law, SafeHealth shall provide written notice to persons named as insureds or Subscribers under the Benefit Agreements, advising them of the identity of and relationships among SafeHealth, the insured or Subscriber, and HNT-AZ or HNL. If SafeHealth collects funds from the insured or Subscriber, SafeHealth shall provide the insured or Subscriber with written notice of the premium charged by HNT-AZ or HNL for the Benefit Agreement. SafeHealth shall provide the notice in accordance with the provisions of the Benefit Agreement, but no less than thirty (30) calendar days before the premium charges become effective.

     Section  3.6     Enrollment Reports.  HNT-AZ and HNL shall prepare periodic
                      -------------------
and timely reports showing all Benefit Agreements sold, renewed or terminated, identifying individuals who are enrolled in each Benefit Agreement, and such other enrollment information required by SafeHealth to perform its duties under this Agreement. Such reports shall be made by HNT-AZ and HNL on a periodic and timely basis within five (5) Business Days following the end of the month in which the transactions or other matters occurred, and shall be transmitted by electronic transmission in a form reasonably acceptable to SafeHealth. HNT-AZ and HNL shall each prepare periodic reconciliations of the enrollment information in their possession. HNT-AZ and HNL shall take all reasonable steps to ensure that the electronic documentation will be accurate and that SafeHealth may rely on such information in determining eligibility.

                                     ARTICLE
                                     -------
           RECORDS, MAINTENANCE AND AVAILABILITY, INSPECTION AND AUDIT
           -----------------------------------------------------------

     Section 4.1     Maintenance of Records.  SafeHealth shall maintain adequate
                     ----------------------
records (including copies of all correspondence) of all activities and transactions relating to the Administrative Services performed under this Agreement, and records clearly recording the deposits in and withdrawals from the disbursement accounts on behalf of HNT-AZ and HNL during the period this Agreement remains in force and for a period of five years thereafter. Such records shall be the property of HNT-AZ or HNL as appropriate. At the end of five years, the records shall at HNT-AZ's and HNL's option and at HNT-AZ's and HNL's written direction, either be transmitted to HNT-AZ or HNL or destroyed. If no written instructions are received within sixty (60) calendar days after notice to HNT-AZ and HNL of the end of the five-year period, SafeHealth may transmit the records to HNT-AZ and HNL at HNT-AZ's and HNL's expense. SafeHealth may retain a copy of any records of activities and transactions on behalf of HNT-AZ and HNL pursuant to this Agreement.

     Section  4.2     Information  Maintenance Procedures.  The records shall be
                      -----------------------------------
maintained in accordance with prudent information and data maintenance procedures approved by HNT-AZ and HNL. Prudent information and data maintenance procedures require, at a minimum, that backup data and records (including software and operating systems) be maintained off-site in a secure manner.

     Section  4.3     Inspection  of  Records.  All  records  maintained  by
                      -----------------------
SafeHealth under this Agreement shall be made available upon reasonable written notice during normal business hours for inspection by HNT-AZ or HNL or their authorized representatives or by a legally authorized and properly identified governmental authority. The records, or copies of the records, shall be delivered to HNT-AZ or HNL upon request at HNT-AZ's or HNL's expense.

     Section  4.4     Access to Records.  SafeHealth shall permit HNT-AZ and HNL
                      -----------------
reasonable access during normal business hours to its premises, records and personnel for periodic inspection or audit upon reasonable written notice by HNT-AZ or HNL and at HNT-AZ's or HNL's expense. Inspection or audit may include all aspects of this Agreement, including relevant financial information. Any corrective action required by HNT-AZ or HNL as a result of an inspection or audit shall be communicated in writing to SafeHealth. SafeHealth shall, within a reasonable period of time specified by HNT-AZ or HNL, but not more than sixty (60) calendar days, take the corrective action.

                                     ARTICLE
                                     -------
                                  COMPENSATION
                                  ------------

     Section  5.1     Service  Fee.  Except  as provided in Section 9.02, HNT-AZ
                      ------------
and HNL shall pay SafeHealth a fee equal to fifteen (15%) percent of the claims paid by SafeHealth under the Benefit Agreements for all Administration Services relating to the Benefit Agreements (the "Service Fee").

     Section  5.2     Payment  of Fee.  The Service Fee shall be due and payable
                      ---------------
by HNT-AZ and HNL to SafeHealth ten (10) calendar days after receipt of an invoice for such Service Fee from SafeHealth.

     Section  5.3     Adjustments.  If  it  is  determined  that  there has been
                      -----------
either an overpayment or an underpayment of the Service Fee, the parties shall either reimburse or remit the amount of the over or under payment to the party entitled thereto within fifteen (15) calendar days of notification of such overpayment or underpayment.

                                     ARTICLE
                                     -------
                               DISPUTE RESOLUTION
                               ------------------

     Section 6.1     Meet and Confer.  The parties shall meet and confer in good
                     ---------------
faith on all matters of common interest or disputes between the parties hereto relating to, arising out of, or in connection with any provision of this Agreement (hereinafter a "Dispute") which materially affect this Agreement, including but not limited to, any amendments or appendices to this Agreement.

     Section  6.2     Arbitration.  In  the event any Dispute cannot be resolved
                      -----------
pursuant to Section 6.01, the parties to this Agreement and their representatives, designees, successors and assigns agree that any such Dispute shall be settled by binding arbitration to take place in Orange County, California; provided, however, that nothing herein shall preclude the parties
             --------   -------
from seeking equitable judicial relief pending arbitration, including but not limited to injunctive or other provisional relief.

     Section  6.3     Selection  of Arbitrator.  Any arbitration hereunder shall
                      ------------------------
be conducted by a single arbitrator chosen from the panel of arbitrators of the Judicial Arbitration & Mediation Services ("JAMS") with experience and expertise in the vision HMO or vision indemnity insurance business. If a JAMS arbitrator with specific experience in the vision HMO or vision indemnity insurance business is not available, the arbitrator must have general experience in the health insurance industry. Within ten (10) calendar days of notice of a Dispute, the parties to the Dispute shall use their best efforts to choose a mutually agreeable arbitrator. If the parties to the Dispute cannot agree on an arbitrator, the arbitrator shall promptly be selected by JAMS.

     Section  6.4     Procedures.  The party submitting a Dispute to arbitration
                      ----------
hereunder shall present its case to the arbitrator and the other parties to the Dispute in written form within twenty (20) calendar days after the appointment of the arbitrator. The other parties to the Dispute shall then have twenty (20) calendar days to submit a written response to the arbitrator and the original party who submitted the Dispute to arbitration. After timely receipt of each party's case, the arbitrator shall have twenty (20) calendar days to render his or her decision.

     Section  6.5     Applicable  Law.  The arbitrator is relieved from judicial
                      ---------------
formalities and, in addition to considering the rules of law, the limitations contained in this Agreement and the customs and practices of the health care industry, shall make his or her award with a view to effectuating the intent of this Agreement. The decision of the arbitrator shall be final and binding upon the parties, and judgment may be entered thereon in a court of competent jurisdiction.

     Section  6.6     Expenses.  Each party to an arbitration shall bear its own
                      --------
cost of arbitration, and the costs of the arbitrator shall be shared equally among each party to a Dispute.

     Section  6.7     Survival  of  Article.  This  Article  VI  shall  survive
                      ---------------------
termination  of  this  Agreement.

                                     ARTICLE
                                     -------
                        CONFIDENTIALITY AND TRADE SECRETS
                        ---------------------------------

     Section  7.1     Confidentiality.
                      ---------------

     (a) None of the parties shall disclose any proprietary or confidential information of any other party to a third party without the express written consent of the owner of such information to this Agreement. For purposes of this Agreement, "proprietary and confidential" information will include, without limitation, all internal business practices and business records, information concerning products and pricing, contracts, computer hardware and software or business methods in any form whatsoever, peer review, quality assurance and grievance procedures, any aspect of utilization review programs, provider fee schedules, reimbursement schedules or discounts, and advertising or marketing information, but not including information otherwise available to the public. None of the parties shall use any proprietary and confidential information of any other party for its own benefit. Upon termination of this Agreement, each party will immediately return to the owner any confidential information, except confidential information necessary for the continued administration of any Benefit Agreement.

     (b) The parties shall maintain the confidentiality of any personal information, including health information, pertaining to Subscribers including, without limitation, files, records, reports, and other information prepared and maintained in connection with this Agreement, in accordance with all applicable Law.

     (c) Each party shall obtain any necessary consent or authorization from Subscribers with respect to the release to any other party of any non-public personal information, including health information, relating to such Subscribers, by means of general or specific releases, as appropriate. Each party shall notify the other parties if it becomes aware that proper releases have not been obtained.

     (d) To the extent that either of the parties performs functions, activities, or services for, or on behalf of, the other party to this Agreement involving the use or disclosure of Protected Health Information, as that term is defined in 45 CFR 164.501, the parties shall comply with the Business Associate Addendum set forth in
          Schedule  7.01  hereto.
          --------------

                                     ARTICLE
                                     -------
                                 INDEMNIFICATION
                                 ---------------

     Section  8.1     Indemnification by SafeHealth.  SafeHealth shall indemnify
                      -----------------------------
and hold HNT-AZ and HNL (including their directors, officers and employees) harmless from all liability, losses, damages, costs or expenses (including reasonable attorneys' fees) arising out of a claim, demand, lawsuit, or cause of action asserted against HNT-AZ or HNL by a third party resulting from or arising out of SafeHealth's wrongful act or omission, including intentional, negligent, fraudulent or criminal conduct of a director, officer, shareholder, employee or independent contractor of SafeHealth, except as otherwise provided in this
Article  VIII.

     Section  8.2     Indemnification  by  HNT-AZ and HNL.  HNT-AZ and HNL shall
                      -----------------------------------
indemnify and hold SafeHealth (including its directors, officers and employees) harmless from all liability, losses, damages, costs or expenses (including reasonable attorneys' fees) arising out of a claim, demand, lawsuit or cause of action asserted against SafeHealth by a third party resulting from or arising out of HNT-AZ's or HNL's wrongful act or omission, including intentional, negligent, fraudulent or criminal conduct of a director, officer, shareholder, employee or independent contractor of HNT-AZ or HNL, except as otherwise provided in this Article VIII.

     Section  8.3     Comparative  Fault.  In  the  event  that  HNT-AZ, HNL and
                      ------------------
SafeHealth claim indemnity under Sections 8.01 and 8.02 of this Agreement, and in the event it is determined that each is entitled to indemnity from the other, then the amount of indemnity due from each to the other shall be determined according to comparative fault principles.

                                     ARTICLE
                                     -------
                              TERM AND TERMINATION
                              --------------------

     Section  9.1     Effective  Date.  This Agreement shall be effective on the
                      ---------------
Closing  Date  of  the  Purchase  and  Sale  Agreement  (the  "Effective Date").

     Section  9.2     Term.  This Agreement shall commence on the Effective Date
                      ----
and  shall  terminate on December 31, 2004 (the "Term"), provided, however, that
                                                         --------  -------
HNT AZ and HNL shall have the option to extend the Term of this Agreement for an additional one year period on the same terms and subject to the same conditions except that HNT-AZ and HNL shall pay SafeHealth a fee equal to twenty (20%) of the claims paid by SafeHealth under the Benefit Agreements for the Administrative Services provided during the additional one year period.

     Section  9.3     Termination.  This Agreement may be terminated as follows:
                      -----------

     (a)  At  any  time  by  mutual  agreement of the parties hereto in writing.

     (b) By any party thirty (30) calendar days after written notice has been given to any other party of the other party's material breach of this Agreement or material default in the performance of any of its duties and obligations under this Agreement, if the breach or default has not been cured within the thirty (30) day period.

     (c) By any party at any time after written notice, in the event of the insolvency, liquidation, rehabilitation, assignment for the benefit of creditors, or voluntary or involuntary declaration or adjudication of bankruptcy of the any other party.

     (d) By HNT-AZ or HNL upon written notice to SafeHealth at any time if a license that SafeHealth is legally required to maintain in performing the Administrative Services is revoked, suspended, or has expired.

     (e) By HNT-AZ or HNL upon thirty (30) calendar days' written notice to SafeHealth, following SafeHealth's notice to HNT-AZ or HNL under
          Section 2.04, above, if a material change is not satisfactory to HNT-AZ or HNL, or under Sections 4.04, above, if corrective action requested is not performed to HNT-AZ's or HNL's satisfaction.

     (f) By HNT-AZ or HNL upon thirty (30) calendar days' written notice to SafeHealth in the event SafeHealth fails to perform satisfactorily according to the terms of this Agreement and SafeHealth fails to remedy the unsatisfactory performance to the reasonable satisfaction of HNT-AZ or HNL within such thirty (30) day period.

     Section  9.4     Transition  Following  Termination.  In  the  event  this
                      ----------------------------------
Agreement is terminated and the Benefit Agreements that are the subject matter of this Agreement continue to be underwritten by HNT-AZ or HNL, SafeHealth agrees to cooperate fully and promptly, at SafeHealth's expense, in the transfer of administrative functions as directed by HNT-AZ and HNL including, but not limited to, transfer of HNT-AZ's and HNL's proprietary information or records.

     Section  9.5     Liability  Prior  to  Termination.  Termination  of  this
                      ---------------------------------
Agreement shall not terminate any rights or liabilities of either party arising out of the period during which this Agreement was in effect.

                                     ARTICLE
                                     -------
                                  GENERAL TERMS
                                  -------------

     Section 10.1     Compliance with Law.  Each party shall, in the performance
                      -------------------
of their obligations set forth in this Agreement, comply with all applicable Law and the rules and regulations of all Governmental Authorities with jurisdiction over the parties and each party shall maintain all licenses or certificates necessary or appropriate for the performance of the functions set forth in this Agreement. Each party shall conform its actions under this Agreement to any orders concerning the activities covered by this Agreement by Governmental Authorities having jurisdiction over the parties' business affairs and operations. Each party shall take all actions and make all filing, applications and provide all notices required by applicable Law. Each party shall promptly notify the other party of any complaint, inquiry or lawsuit by any Governmental Authority relating to this Agreement.

     Section  10.2     Notices.  Any  notice  or other communication required or
                       -------
permitted hereunder shall be in writing and shall be delivered by certified process server, certified or registered mail (postage prepaid and return receipt requested), by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type). Notices shall be effective upon receipt and shall be addressed as follows:

     if  to  SafeHealth  to:

                              SafeGuard  Health  Enterprises,  Inc.
                              95  Enterprise,  Suite  100
                              Aliso  Viejo,  California  92656
                              Attn.:  James  E.  Buncher
                              President  and  Chief  Executive  Officer
                              Tel:  (949)  425-4100
                              Fax:  (949)  425-4101

                 with  a  copy  to:

                              Ronald  I.  Brendzel
                              Senior Vice President and General Counsel
                              SafeGuard  Health  Enterprises,  Inc.
                              95  Enterprise,  Suite  100
                              Aliso  Viejo,  California  92656
                              Tel:  (949)  425-4110
                              Fax:  (949)  425-4586

     if  to  HNT-AZ  or  HNL  to:
                              Health  Net,  Inc.
                              Att:  General  Counsel
                              21650  Oxnard  Street
                              Woodland  Hills,  California  91367
                              Tel:  (818)  676-7601
                              Fax:  (818)  676-7503
                 with  a  copy  to:

                              Kenneth  B.  Schnoll
                              Sonnenschein  Nath  &  Rosenthal
                              685  Market  Street
                              San  Francisco,  CA  94105
                              Tel:  (415)  882-1020
                              Fax:  (415)  543-5472

     Section  10.3     Headings.  The headings of the sections of this Agreement
                       --------
are included for the purposes of convenience only and shall not affect the interpretation of any provision hereof.

     Section  10.4     Governing  Law.  This  Agreement shall be governed by and
                       --------------
construed in accordance with the Law of the state of California, without giving effect to the principles of conflicts of laws thereof.

     Section  10.5     Severability.  In  the  event any section or provision of
                       ------------
this Agreement or related documents is found to be void and unenforceable by a court of competent jurisdiction, the remaining sections and provisions of this Agreement or related documents shall nevertheless be binding upon the parties with the same force and effect as though the void or unenforceable part had not been severed or deleted.

Section  10.6     Assignability.  Except as otherwise expressly provided in this
                  -------------
Agreement, none of the parties may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties. Except as specifically provided in this Agreement, any attempted assignment or delegation of a party's rights, claims, privileges, duties or obligations hereunder shall be null and void.

     Section  10.7     Successors  and  Assigns.  This Agreement and the rights,
                       ------------------------
privileges, duties and obligations of the parties hereunder, to the extent assignable or delegable, shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assignees.

     Section  10.8     Waiver.  No  waiver of or failure by any party to enforce
                       ------
any of the provisions, terms, conditions, or obligations herein shall be construed as a waiver of any subsequent breach of such provision, term, condition, or obligation, or of any other provision, term, condition, or obligation hereunder, whether the same or different in nature. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

     Section  10.9     Expenses.  Except  as may be specifically provided for in
                       --------
this Agreement, all parties shall bear their own expenses incurred in connection with this Agreement and the transactions contemplated herein, including but not limited to, legal and accounting fees.

     Section  10.10     Further Assurances.  Each party agrees, at its own cost,
                        ------------------
to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the agreements contained herein in the manner contemplated hereby.

     Section  10.11     No Third Party Rights.  This Agreement has been made for
                        ---------------------
the benefit of the parties hereto and respective successors and permitted assigns and nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any other person other than the parties to it and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third person to any party to this Agreement.

     Section  10.12     Exhibits  and  Schedules.  All  exhibits  and  Schedules
                        ------------------------
referred  to  in  this  Agreement  are  incorporated  herein  by this reference.

     Section  10.13     Force  Majeure.  None  of  the  parties  hereto shall be
                        --------------
liable for any delay or failure in the performance of any obligation under this Agreement or for any loss or damage (including indirect or consequential damage) to the extent that such nonperformance, delay, loss or damage results from any contingency which is beyond the control of such party, provided such contingency is not caused by the fault or negligence of such party. A contingency for the purposes of this Agreement shall be acts of God, fires, floods, earthquakes, explosions, storms, wars, hostilities, blockades, public disorders, quarantine restrictions, embargoes, strikes or other labor disturbances, and compliance with any law, order or control of, or insistence by any governmental or military authority.

     Section 10.14     Plurals/Pronouns/Gender.  All pronouns and any variations
                       -----------------------
thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as appropriate.

     Section  10.15     Locative  Adverbs.  Whenever  in  this  Agreement  the
                        -----------------
locative adverbs "herein," "hereof," or "hereunder" are used, the same shall be understood to refer to this Agreement in its entirety and not to any specific article, section, subsection, subpart, paragraph or subparagraph.

     Section  10.16     Integration.  This  Agreement  and  all  Exhibits  and
                        -----------
Schedules attached hereto constitute the entire agreement between the parties with regard to the subject matter hereof and thereof. This Agreement supersedes all previous agreements between or among the parties. There are no agreements, representations, or warranties between or among the parties with respect to the subject matter hereof other than those set forth in this Agreement or the documents and agreements referred to in this Agreement.

     Section 10.17     Amendments.  No amendment, modification, or supplement to
                       ----------
this Agreement shall be binding on any of the parties unless it is reduced to writing and signed by each of the parties.

     Section  10.18     Counterparts.  This  Agreement  may  be  executed
                        ------------
simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement.

HEALTH  NET  OF  ARIZONA,  INC.     SAFEHEALTH  LIFE  INSURANCE  COMPANY

By:    /s/ Mark El-Tawil                  By: /s/  James  E.  Buncher
   ------------------------------------       ----------------------------------

Title: President                          Title:  President  and  CEO
      ---------------------------------         --------------------------------

Date:  June 30, 2003                      Date: June  30,  2003
     ----------------------------------        ---------------------------------



HEALTH  NET  LIFE  INSURANCE  COMPANY

By:     /s/  Douglas  King
     ----------------------------------

Title:  President
      ---------------------------------

Date:   June  30,  2003
     ----------------------------------

                                   APPENDIX A
                             ADMINISTRATIVE SERVICES
                             -----------------------

A.     CLAIMS  ADMINISTRATION  SERVICES

     1.     SafeHealth  shall  process  claims  for  benefits made under Benefit
Agreements issued by HNT-AZ and HNL in accordance with the terms of the applicable Benefit Agreement, applicable law and HNT-AZ's written instructions.

     2. SafeHealth's claim processing duties for HNT-AZ and HNL include the following:

          a. Receive bills, invoices, statements and electronically submitted demands for payment (collectively referred to as "claims") from eligible providers, insured individuals and others.

          b. Determine the eligibility of an insured individual and the reasonableness of the claim, and apply HNT-AZ or HNL vision claim review guidelines, referring claims to HNT-AZ or HNL as directed.

          c. Implement appropriate procedures to pay, reject or modify the amount of the claim in accordance with the terms of the appropriate Benefit Agreement and applicable law.

          d. At SafeHealth's expense, provide HNT-AZ and HNL with on-line access to claims data.

          e. Provide HNT-AZ with a report by the twentieth (20th) of each month identifying all claims paid during the previous month. The report is to include a complete check register report and reconciliation of that register against paid claims, and a reconciliation report on the account including prior month open items.

          f. Prepare and file, in the manner prescribed by law, all IRS 1099 Forms required with respect to providers.

          g. Install and maintain internal control systems satisfactory to HNT-AZ and HNL on claims processing, fraudulent claims, claims quality, HNT-AZ and HNL funds, and check stock and signature plates.

          h. Make all reasonable efforts to collect all overpayments or other incorrect payments as determined by the provisions of the applicable Benefit Agreement, and provide HNT-AZ and HNL with information necessary to permit it to file Third Party Workers' Compensation liens.

          i. Prepare and implement a quality control plan, whereby SafeHealth will assure itself, HNT-AZ and HNL that its processing of claims conforms to all contractual benefit provisions, does not violate administrative procedure or policies established by HNT-AZ and HNL and communicated to SafeHealth, does not intentionally violate any applicable state or federal laws, and is reasonably free of error or bias.

          j. Conduct all aspects of appeals and grievances arising from claim decisions in accordance with the procedures approved by HNT-AZ and HNL. SafeHealth will notify HNT-AZ and HNL of each appeal or grievance arising from a claims decision within ten calendar days of receipt of the appeal or grievance. The ultimate determination on an appeal or grievance rests solely with HNT-AZ or HNL.

          k.  Prepare  the  reports  mutually  acceptable  to  the  parties.

          l. SafeHealth shall provide reports requested by reinsurers of HNT-AZ and HNL at SafeHealth's expense.

     3. SafeHealth will adjudicate, pay or deny all claims strictly in accordance with provisions of the Benefit Agreements and, with respect to claims for services of participating vision providers, claims handling will satisfy the requirements of the provider agreements between providers and HNT-AZ or HNL. Whenever denying a claim, in whole or in part, SafeHealth will notify the covered person, in writing in a form approved by HNT-AZ and HNL, that a dispute with HNT-AZ or HNL must be resolved by binding arbitration if the applicable Benefit Agreement contains an arbitration provision.

     4. In connection with the payment of claims for the services of participating vision providers, SafeHealth shall:

     a. Determine benefit payment on the basis of the reimbursement rate set out on the participating provider contracts and instructions from HNT-AZ or HNL on services included or excluded in those rates; and

          b. Receive claims from participating providers and pay or deny claims within thirty (30) calendar days of receiving a "clean claim." For purposes of this Agreement, "clean claim" means a claim that has no defect or impropriety, including any lack of any required substantiating documentation, or particular circumstances requiring special treatment that prevents timely payments from being made on the claim.

          c. Accept HNT-AZ or HNL interpretations of provider contracts and accept HNT-AZ's or HNL's resolution of questions or disputes with providers.
HNT-AZ and HNL have final authority to interpret their contracts and resolve disputes with providers.

     5. In assisting HNT-AZ and HNL with utilization review, SafeHealth will:

          a. Forward all provider claims without a required Utilization Review Certification Form either to the provider or to HNT-AZ or HNL, as directed;

          b. Submit claims to HNT-AZ and HNL for retrospective utilization review in accordance with HNT-AZ's or HNL's guidelines and procedures.

     6.     SafeHealth  will  pay  claims  as  follows:

          a. Issue claim checks in the name of HNT-AZ or HNL from a disbursement account established at an Arizona Bank acceptable to HNT-AZ and HNL. HNT-AZ or HNL shall fund the disbursement accounts each Monday. HNT-AZ and HNL shall provide SafeHealth with an adequate supply of HNT-AZ and HNL checkstock.

          b. Provide to HNT-AZ and HNL by telecopy each Thursday a listing of all claim checks to be released by the close of business on the following Monday if a Business Day, or in the event a Monday is not a Business Day, then by the first Business Day of the following week. HNT-AZ and HNL shall have the right to stop payment on and request more information about a specific claim by notifying SafeHealth by the close of business on the Friday following receipt of the listing of claim checks.

          c. Provide HNT-AZ and HNL with copies of the claim documentation for all proposed claim payments over $500. No claims over $1,000 may be paid without the countersignature of an authorized representative of HNT-AZ or HNL.

     7. SafeHealth will satisfy the following performance criteria in the processing of claims and report the results monthly:

          a. Pay or reject 85% of claims submitted within fourteen (14) calendar days of receipt.

          b.  Pay  or  reject 100% of uncontested claims submitted within thirty
(30)  calendar  days  of  receipt.

          c. Respond to 98% of all claims-related written inquiries from, from a provider or from a group within fourteen (14) calendar days.

          d. Answer on first contact 80% of claims-related telephone inquiries from an individual insured by HNT-AZ or HNL, from a provider or from a group.

     8. Should any Benefit Agreement subject to this Agreement terminate, SafeHealth will continue to process claims incurred under the Benefit Agreement with a date of service prior to termination, and to process other claims which may be payable under the Benefit Agreement but have not been adjudicated prior to termination, unless SafeHealth is otherwise instructed in writing by HNT-AZ or HNL.

B.     COMMUNICATIONS

     1. SafeHealth will provide courteous, timely and accurate assistance and response to all verbal or written inquiries received from HNT-AZ and HNL insureds, Subscribers, and claimants with respect to all relevant topics, including but not limited to procedural aspects of claim submission, status of claim payments, calculation of benefits, and notice of conversion rights, and generally to act as a liaison between HNT-AZ, HNL, members and groups.

     2. SafeHealth will promptly forward to HNT-AZ and HNL all inquiries which constitute a grievance or a request for review under ERISA. Complaints, grievances or other communications shall be forwarded by SafeHealth to HNT-AZ and HNL. Inquiries or complaints which SafeHealth receives from Governmental Authorities shall be reported immediately by telephone to the appropriate person at HNT-AZ or HNL, with written notice following immediately thereafter.

     3. SafeHealth will cooperate fully with HNT-AZ, HNL and Governmental Authorities in maintaining the Benefit Agreements in compliance with existing and future Law.

     4. HNT-AZ and HNL shall provide SafeHealth with an adequate supply of the most current directories of participating vision providers and SafeHealth shall promptly supply copies of the directories to Subscribers on request.

     5. SafeHealth will design prepare Explanation of Benefits (EOB) forms for the purpose of informing covered persons of actions taken on claims for benefits. EOB forms may not be used without HNT-AZ's and HNL's prior review and approval.

     6. SafeHealth will design and prepare a remittance advice form to be used to identify claims with respect to which a payment is being made. Remittance advice forms may not be used without HNT-AZ's and HNL's prior review and approval.

                                   APPENDIX B
                               BENEFIT AGREEMENTS
                               ------------------

                                            SCHEDULE  3.03
                                         PERFORMANCE STANDARDS
                                         ---------------------


                                                                                               % OF
                                                                                           SERVICE FEE
                                                                                             AT RISK
                                                                                           ------------
MEMBER SERVICE
--------------
70% of calls answered within 60 seconds excluding January due to open enrollments.                 0.5%
Call abandonment rate less than 5% excluding January due to open enrollments.                      0.5%

CLAIMS
------
Process all claims within 30 calendar days on receipt of complete, accurate data.                    1%
Financial accuracy of 98%.                                                                           1%

NEW CASE INSTALLATION - ELECTRONIC DATA INTERFACE
-------------------------------------------------
2 business day turnaround on files received in approved format and media.                            1%
15 business day turnaround on initial set up of group upon receipt of all required data.             1%

PROVIDER NETWORK MANAGEMENT
---------------------------
90% of network retained annually.  Measurement will be based on global basis and reported            1%
annually.

PENALTY EXPRESSED AS A PERCENTAGE OF THE TOTAL NET SERVICE FEE                                       6%
6% OF TOTAL SERVICE FEE AT RISK
PENALTY IS PAID ONLY FOR THE TIME PERIOD STANDARD IS NOT ACHIEVED.

                                  SCHEDULE 7.01
                           BUSINESS ASSOCIATE ADDENDUM
                           ---------------------------

This Business Associate Addendum (the "Addendum") supplements and is made a part of the Administration Agreement by and between Health Net of Arizona, Inc., Health Net Life Insurance Company and SafeHealth Life Insurance Company (the "Agreement"), and is effective as of the Effective Date of the Agreement.

                                    RECITALS

A. The parties may disclose certain information to each other pursuant to the terms of the Agreement, some of which may constitute Protected Health Information, as defined below.

B. The parties intend to protect the privacy and provide for the security of Protected Health Information in compliance with the Health Insurance Portability and Accountability Act of 1996, Public law No. 104-191 ("HIPAA") and the regulations promulgated thereunder by the U.S. Department of Health and Human Services (the "HIPAA Regulations") and other applicable laws.

C. The purpose of this Addendum is to satisfy certain standards and requirements of HIPAA and the HIPAA Regulations, including, but not limited to, 45 CFR 164.502(e) and 45 CFR 164.504(e).

In consideration of the mutual promises below and the exchange of information pursuant to the Agreement and this Addendum, the parties agree as follows:

1.     Definitions

(a) "Business Associate" means the party performing functions, activities, or services for, or on behalf of, a Covered Entity pursuant to the Agreement involving the use or disclosure of Protected Health Information.

(b) "Covered Entity" means the party for whom, or on whose behalf, functions, activities, or services are performed pursuant to the Agreement involving the use or disclosure of Protected Health Information.

(c) "Privacy Rule" means the Standards for Privacy of Individually Identifiable Health Information at 45 CFR part 160 and part 164, subparts A and E.

(d) "Protected Health Information" has the same meaning as the term "protected health information" in 45 CFR 164.501, limited to the information created or received by Business Associate from or on behalf of Covered Entity.

(e) Capitalized terms used but not otherwise defined in this Addendum have the same meaning as those terms in the Privacy Rule.

2.     Obligations  and  Activities  of  Business  Associate

(a) Business Associate shall not use or disclose Protected Health Information other than as permitted or required by this Addendum or as Required By Law.

(b) Business Associate shall use appropriate safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by the Agreement and this Addendum.

(c) Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of Protected Health Information by Business Associate in violation of the requirements of this Addendum.

(d) Business Associate shall report to Covered Entity any use or disclosure of the Protected Health Information not provided for by this Addendum of which it becomes aware.

(e) Business Associate shall ensure that any agent, including a subcontractor, to whom it provides Protected Health Information received from, or created or received by Business Associate on behalf of, Covered Entity agrees to the same restrictions and conditions that apply through this Addendum to Business Associate with respect to such information.

(f) Business Associate shall provide access, at the request of Covered Entity, and in the time and manner designated by Covered Entity, to Protected Health Information in a Designated Record Set, to Covered Entity or, as directed by Covered Entity, to an Individual in order to meet the requirements under 45 CFR 164.524

(g) Business Associate agrees to make any amendment(s) to Protected Health Information in a Designated Record Set that the Covered Entity directs or agrees to pursuant to 45 CFR 164.526 at the request of Covered Entity or an Individual, and in the time and manner designated by Covered Entity.

(h) Business Associate agrees to make its internal practices, books, and records, including policies and procedures, relating to the use and disclosure of Protected Health Information received from, or created or received by Business Associate on behalf of, Covered Entity available to the Secretary, in a time and manner designated by the Secretary, for purposes of the Secretary determining Covered Entity's compliance with the Privacy Rule.

(i) Business Associate agrees to document such disclosures of Protected Health Information and information related to such disclosures as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR 164.528.

(j) Business Associate agrees to provide to Covered Entity, in the time and manner designated by Covered Entity, information collected in accordance with Section (2)(i) of this Addendum, to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health
Information  in  accordance  with  45  CFR  164.528.

3. Permitted Uses and Disclosures by Business Associate General Use and Disclosure Provisions

     Except as otherwise limited in this Addendum, Business Associate may use or disclose Protected Health Information to perform functions, activities, or services for, or on behalf of, Covered Entity as specified in the Agreement, provided that such use or disclosure would not violate the Privacy Rule if done by Covered Entity.

4.   Specific  Use  and  Disclosure  Provisions

(a) Except as otherwise limited in this Addendum, Business Associate may use Protected Health Information for the proper management and administration of Business Associate or to carry out the legal responsibilities of Business Associate.

(b) Except as otherwise limited in this Addendum, Business Associate may disclose Protected Health Information for the proper management and administration of Business Associate, provided that disclosures are Required By Law, or Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as Required By Law or for the purpose for which it was disclosed to the person (which purpose shall be consistent with the limitations imposed by this Addendum) and the person notifies the Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

(c) Except as otherwise limited in this Addendum, Business Associate may use Protected Health Information to provide Data Aggregation services to Covered Entity as permitted by 42 CFR 164.504(e)(2)(i)(B).

(d) Business Associate may use Protected Health Information to report violations of law to appropriate Federal and State authorities, consistent with 45 CFR 164.502(j)(1).

5. Obligations of Covered Entity Provisions for Covered Entity To Inform Business Associate of Privacy Practices and Restrictions

(a) Covered Entity shall notify Business Associate of any limitation in its notice of privacy practices in accordance with 45 CFR 164.520, to the extent that such limitation may affect Business Associate's use or disclosure of Protected Health Information.

(b) Covered Entity shall notify Business Associate of any changes in, or revocation of, permission by an Individual to use or disclose Protected Health Information, to the extent that such changes may affect Business Associate's use or disclosure of Protected Health Information.

(c) Covered Entity shall notify Business Associate of any restriction on the use or disclosure of Protected Health Information that Covered Entity has agreed to in accordance with 45 CFR 164.522, to the extent that such restriction may affect Business Associate's use or disclosure of Protected Health Information.

(d) Covered Entity shall not request Business Associate to use or disclose Protected Health Information in any manner that would not be permissible under the Privacy Rule if done by Covered Entity, except as permitted by Sections 4(b) and 4(c) of this Addendum.

6.     Term  and  Termination

(a) This Addendum shall be effective as of the Effective Date of the Agreement, and shall terminate when all of the Protected Health Information provided by Covered Entity to Business Associate, or created or received by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity, or, if it is infeasible to return or destroy Protected Health Information, protections are extended to such information, in accordance with the termination provisions in this Section.

(b) Upon Covered Entity's knowledge of a material breach of this Addendum by Business Associate, Covered Entity shall either: (i) provide an opportunity for Business Associate to cure the breach or end the violation and terminate this Addendum, and the provision for performance of functions, activities, or services for, or on behalf of Covered Entity under the Agreement, if Business Associate does not cure the breach or end the violation within the time specified by Covered Entity; (ii) immediately terminate this Addendum, and the provision for performance of functions, activities, or services for, or on behalf of Covered Entity under the Agreement, if Business Associate has breached a material term of this Addendum and cure is not possible; or (iii) if neither termination nor cure is feasible, report the violation to the Secretary.

(c)  Effect  of  Termination.

     (i) Except as provided in paragraph (ii) of this section, upon termination of this Addendum, for any reason, Business Associate shall return or destroy all Protected Health Information received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity, and shall retain no copies of the Protected Health Information. This provision shall apply to Protected Health Information that is in the possession of subcontractors or agents of Business Associate.

     (ii) In the event that Business Associate determines that returning or destroying the Protected Health Information is infeasible, Business Associate shall provide to Covered Entity notification of the conditions that make return or destruction infeasible. Upon mutual agreement that return or destruction of Protected Health Information is infeasible, Business Associate shall extend the protections of this Addendum to such Protected Health Information and limit further uses and disclosures of such Protected Health Information to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such Protected Health Information.

7.   Miscellaneous

(a)     Regulatory  References. A reference in this Addendum to a section in the
        ----------------------
Privacy  Rule  means  the  section  as  in  effect  or  as  amended.


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(b)     Amendment.  The  Parties  agree  to  take such action as is necessary to
        ---------
amend this Addendum from time to time as is necessary for Covered Entity to comply with the requirements of the Privacy Rule and the HIPAA.

(c)     Survival.  The  respective  rights and obligations of Business Associate
        --------
under Section 6(c) of this Addendum shall survive the termination of this Addendum.

(d)     Interpretation.  The  provisions of this Addendum shall prevail over any
        --------------
provisions in the Agreement that may conflict with or appear inconsistent with any provision of this Addendum. Any ambiguity in this Addendum shall be resolved to permit Covered Entity to comply with the Privacy Rule.


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